Exhibit 10.3

EXECUTION VERSION

LETTER AGREEMENT

This Letter Agreement (the “Agreement”) dated as of August 20, 2015, is made by and between PARI PHARMA GMBH, a company organized under the laws of Germany (“PARI”), and RAPTOR PHARMACEUTICALS, INC., a Delaware corporation (“RAPTOR”).

RECITALS

A. PARI GmbH, an affiliate of PARI, and MPEX Pharmaceuticals, Inc. (“MPEX”) entered into a Development and License Agreement, effective as of February 11, 2006 (the “Development Agreement”). The Development Agreement was subsequently assigned by PARI GmbH to PARI.

B. RAPTOR is in the process of, either directly or through an affiliate, acquiring all of the assets and certain obligations of TRIPEX Pharmaceuticals, LLC, a Delaware limited liability company (“TRIPEX”), including the Development Agreement (the “Transaction”).

C. RAPTOR and PARI are entering into a new Supply Agreement as a condition of RAPTOR’s execution of the purchase agreement effecting the Transaction with TRIPEX.

AGREEMENT

1. This Agreement shall cease to be of any force or effect without any further action by PARI or RAPTOR if (x) the Transaction is not consummated by RAPTOR and TRIPEX (the “Closing”) on or before December 31, 2015, or if (y) RAPTOR has not made the payment to PARI required pursuant to Section 2 below by the date specified in Section 2 below, except that the provisions of Section 5 below shall remain in full force and effect. Provided that the Transaction is consummated and the payment per Section 2 below is made by the date specified in Section 2 below, RAPTOR and PARI shall enter into and execute, within ten (10) business days of the Closing, Amendment No. 1 to the Development Agreement, in the form attached hereto as Appendix 1.

2. Within five (5) business days of the Closing, RAPTOR shall pay PARI in the amount of Euro [***], which shall constitute payment of the milestone required pursuant to Section 5.5 (event 4) of the Development Agreement.

3. PARI hereby represents and warrants to RAPTOR as of the date of this Agreement as follows:

(a) No material breach of the Development Agreement remains uncured as of the date of this Agreement and, as of the Closing, no payments are due or overdue to PARI under the Development Agreement except as set forth in Paragraph 2 above.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

(b) The Third Party License Agreement as defined in Section 1.46 of the Development Agreement is valid and in full force and effect as of the date of this Agreement.

(c) The milestone payments required pursuant to Section 5.5, events 1, 2 and 3, of the Development Agreement have been paid in full.

(d) To PARI’s knowledge, there is no ongoing third party dispute or claim against PARI with respect to the Device (as defined in the Supply Agreement of even date herewith).

4. PARI hereby consents to the assignment of all of the rights of TRIPEX and Mpex Pharmaceuticals, Inc. under the Development Agreement to RAPTOR in connection with the consummation of the Transaction and agrees not to object to or take any action to prevent the Transaction.

5. In the event this Agreement and the Supply Agreement of even date herewith cease to be of any force or effect pursuant to the provisions of this Agreement and the Supply Agreement (the “Expiration Event”), nevertheless the provisions of this Section 5 shall remain in full force and effect. Promptly following the Expiration Event, PARI and RAPTOR shall take all steps necessary, required or advisable to unwind any and all steps or actions taken by or on behalf of the parties under this Agreement, the License Agreement and/or the Supply Agreement and RAPTOR shall promptly reimburse PARI for all costs and expenses (x) incurred by PARI during the period [***] and (y) related to [***].

6. Miscellaneous.

(a) Governing Law. This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal laws (without regard to principles of conflicts of law) of the State of Delaware.

(b) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purpose of such void or unenforceable provision.

(c) Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d) Entire Agreement. This Agreement, together with the Mutual Confidentiality and Non-Disclosure Agreement entered into by RAPTOR and PARI effective as

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

of May 13, 2015, and the Supply Agreement of even date herewith, constitutes the sole and entire agreements of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. This Agreement may not be amended or modified, by course of dealing or otherwise, except in a writing signed by the parties.

(e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, however, that neither party hereto may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any purported assignment or delegation in violation of this Section shall be null and void.

(f) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(Signatures on Next Page)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARI PHARMA GMBH			RAPTOR PHARMACEUTICALS, INC.

By:	/s/ Martin Knoch		By:	/s/ Ted Daley
	Name:	Dr. Martin Knoch		Name:	Ted Daley
	Title:	President		Title:	Chief Business Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

APPENDIX 1

Form Amendment No. 1 to Development Agreement

See attached.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.